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                                                                    EXHIBIT 23.5

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of JDS Uniphase Corporation on Form S-4 of our report dated December 15, 1999 on the consolidated financial statements of Optical Coating Laboratory, Inc. and subsidiaries as of October 31, 1999 and 1998, and for each of the three years in the period ended October 31, 1999, incorporated by reference in the Current Report on Amendment No. 3 to Form 8-K/A of JDS Uniphase Corporation filed on May 31, 2000.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 9, 2001